April 7, 1997




   Office of the Chief Accountant
   Securities and Exchange Commission
   Mail Stop 11-3
   450 Fifth Street, NW
   Washington D.C.  20549


   Dear Sirs:

   We have read Item 9 included in the attached amended Form 10-K dated for the year ended December 31, 1996, of Carrington Laboratories, Inc. (The Registrant) filed with the Securities and Exchange Commission, and are in agreement with the statements contained therein.

   Very Truly yours,

   Arthur Anderson LLP




   By /s/ Steve Scott
       -------------------
       Steve G. Scott

   PLR

   Copy to:
   Ms. Sheri Pantermuehl, Chief Financial Officer
   Carrington Laboratories, Inc.

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